Exhibit 32.1

CERTIFICATIONS

PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parks! America, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended October 1, 2023 (the “Form 10-K”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 12, 2023

/s/ Lisa Brady
Lisa Brady
Chief Executive Officer
(Principal Executive Officer)
Parks! America, Inc.

Dated: December 12, 2023

/s/ Todd R. White
Todd R. White
Chief Financial Officer
(Principal Financial Officer)
Parks! America, Inc.

A signed original of this written statement required by Section 906 has been provided to Parks! America, Inc. and will be retained by Parks! America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.